Exhibit 6.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of December 16, 2019 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by and among Generation Income Properties, L.P., a Delaware limited partnership (the “Grantor”), in favor of Brown Family Enterprises, a Florida limited liability company (the “Secured Party”).

WHEREAS, on the date hereof, the Grantor has entered into a Secured Promissory Note (as amended, supplemented or otherwise modified from time to time, the “Note”), with the Secured Party, pursuant to which the Secured Party, subject to the terms and conditions contained therein, is to make a loan to the Grantor; and

WHEREAS, under the terms of this Agreement, the Grantor desires to grant to the Secured Party a security interest in the Collateral, as defined herein, to secure any and all Secured Obligations, as defined herein.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Definitions. All capitalized terms used herein without definitions shall have the respective meanings set forth in the Note. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code as in effect from time to time in the State of Florida (the “UCC”) shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

2.         Grant of Security Interest. For value received, the Grantor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Secured Obligations (as defined in Section 3 of this Agreement), a security interest in and pledges and assigns to the Secured Party the following properties, assets, and rights of the Grantor, wherever located, whether the Grantor now has or hereafter acquires an ownership or other interest or power to transfer, and all proceeds and products thereof, and all books and records relating thereto (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods, instruments, documents, accounts, chattel paper, money, deposit accounts, letters of credit, letter-of-credit rights, securities and all other investment property, supporting obligations, and other contracts rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles.

3.         Secured Obligations. This Agreement secures the prompt and full performance and payment of all of the indebtedness, obligations, liabilities, and undertakings of the Grantor to the Secured Party, of any kind or description, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, voluntary or involuntary, now existing or hereafter arising (including, all interest, reasonable and documented fees (including attorneys’ fees), costs, and expenses that the Grantor is hereby or otherwise required to pay and perform pursuant to the Note or this Agreement, by law or otherwise accruing before and after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-petition interest, fees or expenses is allowed in such proceeding), irrespective of whether for the payment of money, under or in respect of the Note or this Agreement, including instruments or agreements executed and delivered pursuant thereto or in connection therewith (the “Secured Obligations”).

4.         Changes in Grantor. The Grantor hereby agrees to notify the Secured Party at least three (3) Business Days before any of the following actions: (a) change in the location of the Grantor’s place of business; (b) change in the Grantor’s name; (c) change in the Grantor’s type of organization; and (d) change in the Grantor’s jurisdiction of organization.

5.         Grantor Representations and Warranties. The Grantor hereby represents, warrants, and covenants that: (a) the Grantor owns or has good and marketable title to the Collateral and no other person or organization can make any claim of ownership of any kind on the Collateral; (b) the Grantor has the full power, authority and legal right to grant the security interest in the Collateral; and (c) this Agreement creates in favor of the Secured Party a valid security interest in the Collateral, securing payment of the Secured Obligations. The Grantor will defend the Collateral against all claims and demands made by all persons claiming either the Collateral or any interest in it.

6.         Perfection of Security Interest. The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. The Grantor hereby authorizes the Secured Party to file or record any document necessary to perfect, continue, amend, or terminate its security interest in the Collateral, including, but not limited to, any financing statements, including amendments, authorized to be filed under the UCC, without signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Grantor, or words of similar effect.

7.         Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party may exercise any rights and remedies available to the Secured Party under the Note and under law, including, but not limited to, those rights and remedies available to the Secured Party under Article 9 of the UCC.

8.         Secured Party Rights. Any and all rights of the Secured Party provided by this Agreement are in addition to any and all rights available to the Secured Party by law, and shall be cumulative and may be exercised simultaneously. No delay, omission, or failure on the part of the Secured Party to exercise or enforce any of its rights or remedies, either granted under this Agreement or by law, shall constitute an estoppel or waiver of such right or remedy or any other right or remedy. Any and all rights of the Secured Party provided by this Agreement shall inure to the benefit of its successors and assigns.

9.         Severability and Modification. If any of the provisions in this Agreement is determined to be invalid, illegal, or unenforceable, such determination shall not affect the validity, legality, or enforceability of the other provisions in this Agreement. No waiver, modification or amendment of, or any other change to, this Agreement will be effective unless done so in a separate writing signed by the Secured Party.

10.       Notices. Any notice or other communication required or permitted to be given under this Agreement, including, without limitation, notices under Section 4 of this Agreement, shall be given and shall become effective in accordance with the Note.

11.       Incorporation. The provisions of Section 8.2 (Attorneys’ Fees), 8.3 (Governing Law), 8.4 (Submission to Jurisdiction; Venue), 8.5 (Waiver of Jury Trial), and 8.6 (Counterparts; Integration; Effectiveness) of the Note are incorporated herein, mutatis mutandis, as if a part hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Grantor and Secured Party have executed this Security Agreement as of the date first above written.

GRANTOR:

GENERATION INCOME PROPERTIES, L.P.

By: Generation Income Properties, Inc., a Maryland corporation, its General Partner

By: /s/ David Sobelman

David Sobelman, President

SECURED PARTY:

Brown Family Enterprises LLC

By: /s/ Christian Brown

Name: Christian HG Brown

Title: Trustee

[Signature Page to Security Agreement]